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                                                                    EXHIBIT 23.6



                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in Amendment No. 1 to the Joint Registration Statement on Form S-3 of Patriot American Hospitality, Inc. and Wyndham International, Inc. (Nos. 333-77271 and 333-77271-1) of our reports
(i) dated December 12, 1997, on our audit of financial statements of Sheraton City Centre as of and for the year ended December 31, 1996, included in the Current Report on Form 8-K of Patriot American Hospitality, Inc. and Wyndham International, Inc. dated January 5, 1998; (ii) dated December 12, 1997, on our audit of the Statement of Direct Revenue and Direct Operating Expenses of Wyndham Emerald Plaza for the year ended December 31, 1996, included in the Current Report on Form 8-K of Patriot American Hospitality, Inc. and Wyndham International, Inc. dated January 5, 1998 and (iii) dated February 12, 1998, on our audit of Wyndham Hotel Corporation as of December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997 included in the Current Report on Form 8-K of Patriot American Hospitality, Inc. and Wyndham International, Inc. dated April 20, 1998.

                                                 /s/ PRICEWATERHOUSECOOPERS LLP



Dallas, Texas
May 12, 1999